EXHIBIT A


                         REICH & TANG DISTRIBUTORS L.P.
                                600 Fifth Avenue
                            New York, New York 10020

                                 (212) 830-5200


                            PRIMARY DEALER AGREEMENT




J.C. Bradford
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Gentlemen:

         Reich & Tang Distributors L.P. ("R&T") serves as distributor of the U.S. Government Fund and Municipal Money Market Fund (the "Funds"), series of Cortland Trust, Inc., a Maryland corporation (the "Trust"). The Trust is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Each Fund offers a class of shares of the Fund, $.001 par value, to the public in accordance with the terms and conditions contained in a separate Prospectus and Statement of Additional Information (the "SAI") of the Trust. The separate Prospectus and SAI pertain to the J.C. Bradford classes of the Funds ("J.C. Bradford Shares") offered to the public through J.C. Bradford ("JCB") and through securities dealers who have a dealer agreement with JCB (the "Dealers"). Reich & Tang Asset Management L.P. (the "Manager") serves as manager for the Funds. The terms "Prospectus" and "SAI" as used herein refer to the separate prospectus or statement of additional information on file with the Securities and Exchange Commission which is part of the most recent registration statement effective from time to time under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with the offering of J.C. Bradford Shares to the public, JCB may place or facilitate the placement of orders for purchase and redemption of J.C. Bradford Shares for and on behalf of customers of JCB or the Dealers on the following terms and conditions:

         1. JCB and the Dealers are hereby authorized to (i) place orders through R&T for purchases of J.C. Bradford Shares and (ii) tender J.C. Bradford Shares through R&T for redemption, in each case subject to the terms and conditions set forth in the Prospectus and SAI.


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         2. No person is authorized to make any  representations  concerning the
Funds or the J.C. Bradford Shares except those contained in the Prospectus and SAI and in such printed information as R&T may subsequently prepare. No person is authorized to distribute any sales material relating to the Funds without the prior written approval of R&T.

         3. JCB agrees to undertake from time to time certain shareholder servicing activities for customers of JCB and certain customers of broker-dealers who have dealer agreements with JCB (the "Customers") who have purchased J.C. Bradford Shares and who use JCB's facilities to communicate with the Funds or to effect redemptions or additional purchases of the J.C. Bradford Shares. In consideration of the services and facilities provided by JCB hereunder, the Funds and R&T will pay to JCB the fee set forth in the attached Schedule based upon the average daily net asset value of the J.C. Bradford Shares held from time to time by or on behalf of the Customers (the "Customers' Fund Shares"). The fee for such services will be computed daily and payable monthly. For purposes of determining the fees payable under this computation, the average daily net asset value of the Customers' Fund Shares will be computed in the manner specified in the Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of J.C. Bradford Shares for purposes of purchases and redemptions. R&T or the Trust may, in its discretion and without notice, suspend or withdraw the sale of J.C. Bradford Shares, including the sale of such J.C. Bradford Shares to JCB for the account of any customer or customers. R&T represents to JCB that this Agreement and the payment of such service fee by R&T and the Funds has been authorized and approved by the Trust.

         4. JCB agrees that it will cause the Dealers to comply and JCB itself will comply with the provisions contained in the Securities Act governing the distribution of Prospectuses to persons to whom JCB or the Dealers offer J.C. Bradford Shares, and, if requested, will deliver SAI's. JCB further agrees that it or the Dealers will deliver, upon request, copies of any amended Prospectus (and SAI) to Customers whose J.C. Bradford Shares JCB or any Dealer is holding as record owner and to deliver to such Customers copies of the annual and interim financial reports and proxy solicitation materials of the Funds. R&T agrees to furnish to JCB and the Dealers as many copies of the Prospectus and SAI, annual and interim financial reports and proxy solicitation materials as you may reasonably request.

         5. JCB represents that it and the Dealers are members in good standing of the National Association of Securities Dealers, Inc. JCB agrees that neither JCB nor any Dealer will offer J.C. Bradford Shares to persons in any jurisdiction in which JCB or any such Dealer may not lawfully make such offer due to the fact that JCB or any such Dealer has not registered under, or is not exempt from, the applicable registration or licensing requirements of such jurisdiction.

         6. The Funds have registered an indefinite number of J.C. Bradford Shares under the Securities Act. Upon application, R&T will inform JCB as to the states or other jurisdictions in which R&T believes the J.C. Bradford Shares have been qualified for sale under, or are exempt from the requirements of, the
respective   securities   laws  of  such   states,   but  R&T  shall  assume  no
responsibility or obligation as to JCB's right to sell J.C. Bradford Shares in any jurisdiction.
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         7. The Trust shall have full  authority to take such action as it deems advisable in respect of all matters pertaining to the offering of the J.C. Bradford Shares, including the right in its discretion, without notice, to suspend sales or withdraw the offering of J.C. Bradford Shares entirely.

         8. JCB understands and agrees that JCB and each Dealer, and not R&T, the Manager or the Funds, shall be responsible for obtaining and maintaining taxpayer certifications under applicable law, including the satisfaction of any penalties imposed for failure to obtain and maintain such information under and in accordance with applicable law with respect to accounts established by JCB or any Dealer. JCB also agrees that it will (i) maintain all records required by law relating to transactions in J.C. Bradford Shares and, upon request by the Funds, promptly make such of these records available to the Funds as the Trust may reasonably request in connection with its operations; and (ii) promptly notify R&T if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

         9. R&T and the Trust shall be under no liability to JCB or the Dealers except for lack of good faith and for obligations expressly assumed by them hereunder. In carrying out JCB's obligations, JCB agrees to act in good faith and without negligence. Nothing contained in this agreement is intended to operate as a waiver by R&T, the Manager and the Trust or JCB of compliance with any provision of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         10. This Agreement may be terminated for cause on violation of any of the provisions of this Agreement by either party, without penalty upon ten (10) days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the 1940 Act. This Agreement may also be terminated at any time for any reason or no reason without penalty by the vote of a majority of the members of the Board of Directors of the Trust who are not "interested persons" (as such phrase is defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the plan of distribution with respect to a class of the J.C. Bradford Shares and any related agreement, or by the vote of a majority of the outstanding voting securities of a class of the J.C. Bradford Shares.

         11.      All communication to us should be sent to:

                           Reich & Tang Distributors L.P.
                           600 Fifth Avenue
                           New York, New York  10020

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         Any notice to you shall be duly given if mailed or  telegraphed  to you at the following address:

                           J.C. Bradford
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         If the foregoing is in accordance with JCB's understanding, please sign and return to R&T a copy of this Agreement.


                                  REICH & TANG DISTRIBUTORS L.P.

                                  By: Reich & Tang Asset Management, Inc., General Partner


                                 By____________________________________________




Confirmed and accepted as of  ___________________:
J.C. BRADFORD


By:  ______________________________
          (Authorized Signature)

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                                    SCHEDULE

                            PRIMARY DEALER AGREEMENT

                              J.C. BRADFORD SHARES



         For providing the services described in the Primary Dealer Agreement, R&T and the Funds will pay to you monthly fees at the annual rate, in the aggregate, of __% of the average daily net asset value of the J.C. Bradford Shares classes of the Funds.



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